Exhibit 99.1

Wynn Resorts, Limited Reports Fourth Quarter and Year End 2011 Results

LAS VEGAS, February 2, 2012 (BUSINESS WIRE) -- Wynn Resorts, Limited (Nasdaq: WYNN) today reported financial results for the fourth quarter and year ended December 31, 2011.

Net revenues for the year ended 2011 increased 25.9% to $5,269.8 million, compared to $4,184.7 million in 2010. The revenue increase was driven by a 31.2% increase in revenues from our Macau Operations and a 14.2% revenue increase from our Las Vegas Operations. Adjusted property EBITDA (1) in 2011 increased 40.6% to $1,635.3 million, compared to $1,163.0 million for the year ended 2010. The EBITDA increase was driven by a 34.0% increase in EBITDA from our Macau Operations and a 62.4% increase from our Las Vegas Operations.

Net revenues for the fourth quarter of 2011 were $1,343.9 million, compared to $1,237.2 million in the fourth quarter of 2010. The revenue increase was driven by a 9.1% increase in revenues from our Macau Operations and a 7.2% revenue increase from our Las Vegas Operations. Adjusted property EBITDA was $402.2 million for the fourth quarter of 2011, compared to $365.2 million in the fourth quarter of 2010. The EBITDA increase was driven by a 5.5% increase from our Macau Operations and a 30.3% increase from our Las Vegas Operations.

On a US GAAP (Generally Accepted Accounting Principles) basis, net income attributable to Wynn Resorts for the year ended 2011 was $613.4 million, or $4.88 per diluted share, compared to net income attributable to Wynn Resorts of $160.1 million, or $1.29 per diluted share in 2010. Adjusted net income attributable to Wynn Resorts in 2011 was $701.1 million, or $5.58 per diluted share (adjusted EPS)(2) compared to an adjusted net income attributable to Wynn Resorts of $261.0 million, or $2.11 per diluted share in 2010.

On a US GAAP basis, net income attributable to Wynn Resorts for the fourth quarter of 2011 was $190.5 million, or $1.52 per diluted share, compared to a net income attributable to Wynn Resorts of $114.2 million, or $0.91 per diluted share in the fourth quarter of 2010. Adjusted net income attributable to Wynn Resorts in the fourth quarter of 2011 was $194.4 million, or $1.55 per diluted share (adjusted EPS) compared to an adjusted net income attributable to Wynn Resorts of $113.7 million, or $0.91 per diluted share in the fourth quarter of 2010.

Wynn Resorts also announced today that its Board of Directors has approved a cash dividend for the quarter of $0.50 per common share.  This dividend will be payable on March 1, 2012, to stockholders of record on February 16, 2012.

Macau Operations

In the fourth quarter of 2011, net revenues were $995.5 million, a 9.1% increase from the $912.1 million generated in the fourth quarter of 2010. Adjusted property EBITDA in the fourth quarter of 2011 was $313.1 million, up 5.5% from $296.8 million in the fourth quarter of 2010.

Table games results in Macau are segregated into two distinct reporting categories, the VIP segment and the mass market segment.

Table games turnover in the VIP segment was $29.7 billion for the fourth quarter of 2011, a 7.3% increase from $27.7 billion in the fourth quarter of 2010. VIP table games win as a percentage of turnover (calculated before discounts and commissions) for the quarter was 3.18%, above the expected range of 2.7% to 3.0% and slightly higher than the 3.15% experienced in the fourth quarter of 2010.

Table games drop in the mass market category was $692.3 million during the period, a 4.4% increase from $663.3 million in the fourth quarter of 2010.  Mass market table games win percentage (calculated before discounts) of 30.4% was higher than our revised range of 26% to 28% and above the 26.0% generated in the 2010 quarter.

Slot machine handle increased 12.2% to $1.3 billion as compared to the prior year quarter. Win per unit per day was 23.2% higher at $749, compared to $608 in the fourth quarter of 2010.

We achieved an Average Daily Rate (ADR) of $322 for the fourth quarter of 2011, 6.3% above the $303 reported in the 2010 quarter.  The property’s occupancy was 94.2%, compared to 92.3% during the prior year period, and revenue per available room (REVPAR) was $304 in the 2011 quarter, 8.6% above the $280 reported in the prior year quarter.

Gross non-casino revenues increased 14.6% during the quarter to $106.0 million, driven by strong performance from all non-casino segments.

We currently have 504 tables (295 VIP tables, 198 mass market tables and 11 poker tables) and 930 slot machines.

We continue to work on the final project scope, timeline and budget for our Cotai project.

Las Vegas Operations

For the fourth quarter ended December 31, 2011, net revenues were $348.4 million, 7.2% higher than in the fourth quarter of 2010. Adjusted property EBITDA of $89.1 million was up 30.3% versus the $68.3 million generated in the comparable period in 2010. EBITDA margin on net revenues was 25.6% in the fourth quarter of 2011 compared to 21.0% in the fourth quarter of 2010.

Net casino revenues in the fourth quarter of 2011 were $145.8 million, up 4.7% from the fourth quarter of 2010. Table games drop was $594.5 million, compared to drop of $564.8 million in the 2010 quarter and table games win percentage of 23.3% was within the property’s expected range of 21% to 24% and higher than the 22.5% reported in the 2010 quarter. Slot machine handle of $660.1 million was 5.4% below the comparable period of 2010, however net slot win was up 0.9% due to better hold in the 2011 quarter.

Gross non-casino revenues for the quarter were $246.6 million, a 6.8% increase from the fourth quarter of 2010, driven by higher revenues across all non-gaming segments.

Room revenues were up 11.7% to $85.3 million during the quarter, versus $76.4 million in the fourth quarter of 2010. Average Daily Rate (ADR) was up 6.3% to $250 while occupancy of 79.1% was below the 81.8% experienced in  the fourth quarter of 2010. Revenue per available room (REVPAR) was $197 in the 2011 quarter, 2.6% above the $192 reported in the prior year quarter. During the fourth quarter of 2011, we had 1.0% of the rooms out due to renovations while we had 9.0% of the rooms out due to renovations in the fourth quarter of 2010.

Food and beverage revenues increased 5.3% to $103.2 million, retail revenues were $22.3 million in the quarter, 1.7% above last year’s levels, and entertainment revenues increased 2.5% to $20.7 million from the fourth quarter of 2010.

Balance Sheet and other

Our total cash balance at December 31, 2011 was $1.3 billion. Total debt outstanding at the end of the year was $3.2 billion, including $2.6 billion of Wynn Las Vegas debt and $628 million of Wynn Macau debt.

For the three months and the year ended December 31, 2011, we recorded an income tax benefit.  Such benefit primarily resulted from an increase in our U.S. deferred tax asset related to foreign tax credits and a decrease in our liability for uncertain foreign tax positions as the result of the statute of limitations lapse.

Conference Call Information

The Company will hold a conference call to discuss its results on Thursday, February 2, 2012 at 1:30 p.m. PT (4:30 p.m. ET). Interested parties are invited to join the call by accessing a live audio webcast at http://www.wynnresorts.com (Investor Relations).

Forward-looking Statements

This release contains forward-looking statements regarding operating trends and future results of operations.  Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by us. The risks and uncertainties include, but are not limited to, competition in the casino/hotel and resorts industries, the Company’s dependence on existing management, levels of travel, leisure and casino spending, general economic conditions, and changes in gaming laws or regulations. Additional information concerning potential factors that could affect the Company's financial results is included in the Company's Annual Report on Form 10-K for the year ended December 31, 2010 and the Company's other periodic reports filed with the Securities and Exchange Commission. The Company is under no obligation to (and expressly disclaims any such obligation to) update its forward-looking statements as a result of new information, future events or otherwise.

Non-GAAP financial measures

(1) “Adjusted property EBITDA” is earnings before interest, taxes, depreciation, amortization, pre-opening costs, property charges and other, corporate expenses, stock-based compensation, and other non-operating income and expenses, and includes equity in income from unconsolidated affiliates.  Adjusted property EBITDA is presented exclusively as a supplemental disclosure because management believes that it is widely used to measure the performance, and as a basis for valuation, of gaming companies. Management uses adjusted property EBITDA as a measure of the operating performance of its segments and to compare the operating performance of its properties with those of its competitors.  The Company also presents adjusted property EBITDA because it is used by some investors as a way to measure a company’s ability to incur and service debt, make capital expenditures and meet working capital requirements.  Gaming companies have historically reported EBITDA as a supplement to financial measures in accordance with U.S. generally accepted accounting principles (“GAAP”).  In order to view the operations of their casinos on a more stand-alone basis, gaming companies, including Wynn Resorts, Limited, have historically excluded from their EBITDA calculations pre-opening expenses, property charges, corporate expenses and stock-based compensation, that do not relate to the management of specific casino properties.  However, adjusted property EBITDA should not be considered as an alternative to operating income as an indicator of the Company’s performance, as an alternative to cash flows from operating activities as a measure of liquidity, or as an alternative to any other measure determined in accordance with GAAP.  Unlike net income, adjusted property EBITDA does not include depreciation or interest expense and therefore does not reflect current or future capital expenditures or the cost of capital. The Company has significant uses of cash flows, including capital expenditures, interest payments, debt principal repayments, taxes and other non-recurring charges, which are not reflected in adjusted property EBITDA.  Also, Wynn Resorts’ calculation of adjusted property EBITDA may be different from the calculation methods used by other companies and, therefore, comparability may be limited.

 (2) Adjusted net income attributable to Wynn Resorts is net income before pre-opening costs, property charges and other, and other non-cash non-operating income and expenses.  Adjusted net income attributable to Wynn Resorts and adjusted net income per share attributable to Wynn Resorts (“EPS”) are presented as supplemental disclosures because management believes that these financial measures are widely used to measure the performance, and as a principal basis for valuation, of gaming companies. These measures are used by management and/or evaluated by some investors, in addition to income and EPS computed in accordance with GAAP, as an additional basis for assessing period-to-period results of our business. Adjusted net income attributable to Wynn Resorts and adjusted net income attributable to Wynn Resorts per share may be different from the calculation methods used by other companies and, therefore, comparability may be limited.

The Company has included schedules in the tables that accompany this release that reconcile (i) net income attributable to Wynn Resorts to adjusted net income attributable to Wynn Resorts, and (ii) operating income (loss) to adjusted property EBITDA and adjusted property EBITDA to net income attributable to Wynn Resorts.

WYNN RESORTS, LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2011	2010	2011	2010

Operating revenues:
Casino	$1,081,954	$998,920	$4,190,507	$3,245,104
Rooms	116,582	105,306	472,074	400,291
Food and beverage	128,193	119,512	547,735	488,108
Entertainment, retail and other	107,886	98,524	414,786	354,332
Gross revenues	1,434,615	1,322,262	5,625,102	4,487,835
Less: promotional allowances	(90,752)	(85,074)	(355,310)	(303,137)
Net revenues	1,343,863	1,237,188	5,269,792	4,184,698

Operating costs and expenses:
Casino	698,033	632,551	2,686,372	2,100,050
Rooms	31,692	28,897	125,286	122,260
Food and beverage	69,737	65,993	283,940	272,747
Entertainment, retail and other	51,844	56,739	214,435	204,558
General and administrative	101,545	105,555	389,053	391,254
Provision for doubtful accounts	15,509	13,575	33,778	28,304
Pre-opening costs	-	425	-	9,496
Depreciation and amortization	94,118	100,299	398,039	405,558
Property charges and other	6,579	2,845	130,649	25,219
Total operating costs and expenses	1,069,057	1,006,879	4,261,552	3,559,446

Operating income	274,806	230,309	1,008,240	625,252

Other income (expense):
Interest income	3,015	686	7,654	2,498
Interest expense, net of capitalized interest	(55,962)	(59,663)	(229,918)	(222,863)
Increase (decrease) in swap fair value	2,668	4,749	14,151	(880)
Loss on extinguishment of debt/exchange offer	-	(623)	-	(67,990)
Equity in income from unconsolidated affiliates	230	183	1,472	801
Other	2,352	671	3,968	225
Other income (expense), net	(47,697)	(53,997)	(202,673)	(288,209)

Income before income taxes	227,109	176,312	805,567	337,043

Benefit (provision) for income taxes	31,153	(4,438)	19,546	(20,447)

Net income	258,262	171,874	825,113	316,596

Less: Net income attributable to noncontrolling interests	(67,789)	(57,632)	(211,742)	(156,469)

Net income attributable to Wynn Resorts, Limited	$190,473	$114,242	$613,371	$160,127

Basic and diluted income per common share:
Net income attributable to Wynn Resorts, Limited:
Basic	$1.53	$0.93	$4.94	$1.30
Diluted	$1.52	$0.91	$4.88	$1.29
Weighted average common shares outstanding:
Basic	124,247	123,436	124,039	122,787
Diluted	125,606	124,899	125,667	123,939

Dividends declared per common share	$5.50	$8.00	$6.50	$8.50

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF NET INCOME ATTRIBUTABLE TO WYNN RESORTS, LIMITED
TO ADJUSTED NET INCOME ATTRIBUTABLE TO WYNN RESORTS, LIMITED
(amounts in thousands)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2011	2010	2011	2010

Net income attributable to Wynn Resorts, Limited	$190,473	$114,242	$613,371	$160,127
Pre-opening costs	-	425	-	9,496
Loss on extinguishment of debt/exchange offer	-	623	-	67,990
(Increase) decrease in swap fair value	(2,668)	(4,749)	(14,151)	880
Property charges and other	6,579	2,845	130,649	25,219
Adjustment for noncontrolling interest	39	276	(28,735)	(2,689)
Adjusted net income attributable to Wynn Resorts, Limited(2)	$194,423	$113,662	$701,134	$261,023

Adjusted net income attributable to Wynn Resorts, Limited per diluted share	$1.55	$0.91	$5.58	$2.11

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED PROPERTY EBITDA
AND ADJUSTED PROPERTY EBITDA TO NET INCOME ATTRIBUTABLE TO WYNN RESORTS, LIMITED
(amounts in thousands)
(unaudited)

	Three Months Ended December 31, 2011
	Las Vegas Operations	Macau Operations	Corporate and Other	Total

Operating income	$3,951	$233,909	$36,946	$274,806

Depreciation and amortization	65,045	28,377	696	94,118
Property charges and other	5,387	1,192	-	6,579
Management and royalty fees	5,225	39,913	(45,138)	-
Corporate expense and other	8,094	8,191	4,594	20,879
Stock-based compensation	1,395	1,511	2,657	5,563
Equity in income/(loss) from unconsolidated affiliates	(15)	-	245	230

Adjusted Property EBITDA (1)	$89,082	$313,093	$-	$402,175

	Three Months Ended December 31, 2010
	Las Vegas Operations	Macau Operations	Corporate and Other	Total

Operating income (loss)	$(13,412)	$214,515	$29,206	$230,309

Pre-opening costs	425	-	-	425
Depreciation and amortization	64,466	35,237	596	100,299
Property charges and other	729	2,116	-	2,845
Management and royalty fees	4,878	36,142	(41,020)	-
Corporate expense and other	8,686	7,347	8,646	24,679
Stock-based compensation	2,478	1,484	2,485	6,447
Equity in income from unconsolidated affiliates	96	-	87	183

Adjusted Property EBITDA (1)	$68,346	$296,841	$-	$365,187

			Three Months Ended
			December 31,
			2011	2010

Adjusted Property EBITDA (1)			$402,175	$365,187

Pre-opening costs			-	(425)
Depreciation and amortization			(94,118)	(100,299)
Property charges and other			(6,579)	(2,845)
Corporate expenses and other			(20,879)	(24,679)
Stock-based compensation			(5,563)	(6,447)
Interest income			3,015	686
Interest expense, net of capitalized interest			(55,962)	(59,663)
Increase in swap fair value			2,668	4,749
Loss on extinguishment of debt			-	(623)
Other			2,352	671
Benefit (provision) for income taxes			31,153	(4,438)

Net income			258,262	171,874

Less: Net income attributable to noncontrolling interests			(67,789)	(57,632)

Net income attributable to Wynn Resorts, Limited			$190,473	$114,242

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED PROPERTY EBITDA
AND ADJUSTED PROPERTY EBITDA TO NET INCOME ATTRIBUTABLE TO WYNN RESORTS, LIMITED
(amounts in thousands)
(unaudited)

Year Ended December 31, 2011
Las Vegas Operations	Macau Operations	Corporate and Other	Total

Operating income	$101,319	$765,142	$141,779	$1,008,240

Depreciation and amortization	263,639	131,706	2,694	398,039
Property charges and other	16,623	114,020	6	130,649
Management and royalty fees	22,229	152,463	(174,692)	-
Corporate expense and other	27,493	27,119	18,375	72,987
Stock-based compensation	7,437	5,782	10,662	23,881
Equity in income from unconsolidated affiliates	296	-	1,176	1,472

Adjusted Property EBITDA (1)	$439,036	$1,196,232	$-	$1,635,268

	Year Ended December 31, 2010
	Las Vegas Operations	Macau Operations	Corporate and Other	Total

Operating income (loss)	$(81,314)	$604,443	$102,123	$625,252

Pre-opening costs	2,479	7,017	-	9,496
Depreciation and amortization	274,305	128,519	2,734	405,558
Property charges and other	19,017	6,038	164	25,219
Management and royalty fees	19,459	114,904	(134,363)	-
Corporate expense and other	24,766	26,668	18,057	69,491
Stock-based compensation	11,278	5,097	10,793	27,168
Equity in income from unconsolidated affiliates	309	-	492	801

Adjusted Property EBITDA (1)	$270,299	$892,686	$-	$1,162,985

			Year Ended
			December 31,
			2011	2010

Adjusted Property EBITDA (1)			$1,635,268	$1,162,985

Pre-opening costs			-	(9,496)
Depreciation and amortization			(398,039)	(405,558)
Property charges and other			(130,649)	(25,219)
Corporate expense and other			(72,987)	(69,491)
Stock-based compensation			(23,881)	(27,168)
Interest income			7,654	2,498
Interest expense, net of capitalized interest			(229,918)	(222,863)
Increase (decrease) in swap fair value			14,151	(880)
Loss on extinguishment of debt			-	(67,990)
Other			3,968	225
Benefit (provision) for income taxes			19,546	(20,447)

Net income			825,113	316,596

Less: Net income attributable to noncontrolling interests			(211,742)	(156,469)

Net income attributable to Wynn Resorts, Limited			$613,371	$160,127

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE

	Three Months Ended		Year Ended
	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Room Statistics for Las Vegas Operations:
Occupancy %	79.1%	81.8%	86.1%	88.0%
Average Daily Rate (ADR)1	$250	$235	$242	$210
Revenue per available room (REVPAR)2	$197	$192	$208	$185

Other information for Las Vegas Operations:
Table games win per unit per day3	$6,963	$6,585	$7,188	$5,846
Table Win %	23.3%	22.5%	24.9%	22.2%
Slot machine win per unit per day4	$191	$179	$184	$164
Average number of table games	216	210	225	224
Average number of slot machines	2,441	2,585	2,536	2,649

Room Statistics for Macau Operations:
Occupancy %	94.2%	92.3%	91.8%	87.8%
Average Daily Rate (ADR)1	$322	$303	$315	$291
Revenue per available room (REVPAR)2	$304	$280	$289	$256

Other information for Macau Operations:
Table games win per unit per day3	$25,769	$24,769	$25,030	$20,563
Slot machine win per unit per day4	$749	$608	$760	$513
Average number of table games	487	459	481	439
Average number of slot machines	938	1,127	999	1,167

(1) ADR is Average Daily Rate and is calculated by dividing total room revenue (less service charges, if any) by total rooms occupied.
(2) REVPAR is Revenue per Available Room and is calculated by dividing total room revenue (less service charges, if any) by total rooms available.
(3) Table games win per unit per day is shown before discounts and commissions.
(4) Slot machine win per unit per day is calculated as gross slot win minus progressive accruals and free play.

SOURCE:
Wynn Resorts, Limited
CONTACT:
Samanta Stewart, 702-770-7555
investorrelations@wynnresorts.com